Exhibit 99(a)
news release
—AT THE COMPANY—
Lynn Afendoulis
Director, Corporate Communications
616/365-1502
FOR IMMEDIATE RELEASE
MONDAY, APRIL 17, 2006
Universal Forest Products, Inc. reports a 72% increase in net earnings and a 24% increase in net sales for the 1st quarter
GRAND RAPIDS, Mich., April 17, 2006 – Universal Forest Products, Inc. (Nasdaq: UFPI) today announced a robust first quarter marked by increases of 72% in net earnings and 24% in net sales over 2005.
First quarter 2006 net earnings were $15.9 million, an increase of 71.9% over reported results for the first quarter of 2005. Net sales for the quarter were $665.6 million, a 23.9% increase over net sales of $537.2 million for the same period of 2005.
In addition, the company adopted Financial Accounting Standards Board, Statement 123(R), Share-Based Payment (requiring the expensing of share-based compensation arrangements), which had a nominal affect on the quarter.
“We delivered these powerful results by staying true to our business strategy, focusing on exceeding customer expectations and driving costs out of our operations,” said CEO William G. Currie. “I’m proud of a team that continually meets and exceeds its goals.”
MORE...

Universal Forest Products, Inc.

Currie pointed to an innovation program established in 2005 by President and COO Michael B. Glenn that is having a strong impact on the Company’s results. The program includes weekly calls with the plants to hear innovation ideas in all areas of operations, sales and administration, which then are shared company-wide. Plants also are asked to enumerate innovation ideas from other plants that they have adopted. A reward system provides semi-annual monetary awards for the best ideas presented in the previous six months.
“The program has provided the framework for great advances in doing what we do better and more cost-effectively,” Glenn said. “The entire company, from the CEO’s office to the production floor, is focused on improving profitability by driving unnecessary costs out of all aspects of our operations.”
Universal achieved healthy increases in each of its markets and posted the following sales results:
•	$214.1 million in D-I-Y/retail, an increase of 20.0% over 2005;

•	$210.2 million in site-built construction, an increase of 39.3% over 2005;

•	$136.5 million in industrial, an increase of 21.6% over 2005; and

•	$104.8 million in manufactured/modular housing, an increase of 9.7% over 2005.
The commodity lumber market had little overall impact on the Company’s sales. A mild winter helped extend the building and home improvement seasons, driving some of the increased sales.
“We’re seeing solid increases in each of our markets and continued double-digit increases in our site-built and industrial markets,” Glenn said. “As we promised, we are realizing growth with our existing D-I-Y customers – thanks, in part, to exciting new products – and we’ve added new customers as a result of acquisitions we completed last year.”
Currie and Glenn said Universal continues to be well-positioned to gain market share in the highly fragmented site-built construction and industrial markets and to grow its manufactured housing business through proprietary products and a focus on modular customers. Universal also is adding customers and gaining market share in the Do-It-Yourself/retail market by aggressively pursing new business and by executing its plan to introduce exciting products through the Company’s new Consumer Products Division.
MORE...

Universal Forest Products, Inc.

OUTLOOK
In light of the first quarter results, the Company has raised its annual target for net earnings growth to 15% to 20% (from 10% to 15%) and reaffirms its unit sales targets of 10% to 15% growth in 2006 with the following key assumptions:
•	Modest increases in interest rates will be mitigated by favorable demographic trends and economic conditions resulting in a continued strong site-built construction market, although not as strong as 2005.

•	A growing trend among manufactured housing producers to switch to modular housing, which favors use of many Universal proprietary products.

•	A stable D-I-Y/retail market with opportunities for growth with existing customers and increased opportunities for new products, customers and market share through the Company’s new Consumer Products Division.

•	Continued opportunities for market share gains in both site-built construction and industrial markets.

•	Weather conditions favoring building and home improvement activities for the remainder of the year.

•	The completion of strategic business acquisitions.

•	A stable lumber market.
Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 11:00 a.m. EDT on Tuesday, April 18, 2006. The conference call will be hosted by CEO William G. Currie and will be available for analysts and institutional investors domestically at (866) 543-6411 or internationally at (617) 213-8900. Use conference call ID #45644599.
The conference call will be available simultaneously, and in its entirety, to all interested investors and news media through a webcast at http://www.ufpi.com . A replay of the call will be available through Friday, May 12, 2006 domestically at (888) 286-8010 or internationally at (617) 801-6888. Use replay ID #79296176.
Universal Forest Products markets, manufactures and engineers wood and wood-alternative products for D-I-Y/retail home centers, structural lumber products for the manufactured housing industry, engineered wood components for the site-built construction market and specialty wood packaging for various industries. The Company also provides framing services for the site-built sector. The Company reported sales of nearly $2.7 billion in 2005. Universal has approximately 9,500 employees who work out of more than 100 locations. For information about Universal Forest Products, please visit the Company’s Web site at http://www.ufpi.com , or call 888-Buy-UFPI.

Universal Forest Products, Inc.

Included in this report are certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of the Company’s management as well as on assumptions made by and information currently available to the Company at the time such statements were made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially are the following: Adverse lumber market trends, competitive activity, negative economic trends, government regulations, and weather. These risk factors and additional information are included in the Company’s reports on Form 10K and 10Q on file with the Securities and Exchange Commission.
HIGHLIGHTS TO FOLLOW

UNIVERSAL FOREST PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
FOR THE THREE MONTHS ENDED
MARCH 2006/2005

	Quarter Period				Year to Date
(In thousands, except per share data)	2006		2005		2006		2005

NET SALES	$665,609	100%	$537,160	100%	$665,609	100%	$537,160	100%

COST OF GOODS SOLD	571,298	85.83	469,931	87.48	571,298	85.83	469,931	87.48

GROSS PROFIT	94,311	14.17	67,229	12.52	94,311	14.17	67,229	12.52

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	64,529	9.69	49,851	9.28	64,529	9.69	49,851	9.28
GAIN ON INSURANCE SETTLEMENT	—	0.00	—	0.00	—	0.00	—	0.00

EARNINGS FROM OPERATIONS	29,782	4.47	17,378	3.24	29,782	4.47	17,378	3.24

OTHER EXPENSE (INCOME)
Interest expense	3,799	0.57	3,775	0.70	3,799	0.57	3,775	0.70
Interest income	(429)	-0.06	(149)	-0.03	(429)	-0.06	(149)	-0.03
Net (gain) loss on sale of real estate and interest in subsidiary	—	0.00	(1,272)	-0.24	—	0.00	(1,272)	-0.24

	3,370	0.51	2,354	0.44	3,370	0.51	2,354	0.44

EARNINGS BEFORE INCOME TAXES AND MINORITY INTEREST	26,412	3.97	15,024	2.80	26,412	3.97	15,024	2.80

INCOME TAXES	9,756	1.47	5,759	1.07	9,756	1.47	5,759	1.07

EARNINGS BEFORE MINORITY INTEREST	16,656	2.50	9,265	1.72	16,656	2.50	9,265	1.72

MINORITY INTEREST	(790)	-0.12	(36)	-0.01	(790)	-0.12	(36)	-0.01

NET EARNINGS	$15,866	2.38	$9,229	1.72	$15,866	2.38	$9,229	1.72

EARNINGS PER SHARE — BASIC	$0.85		$0.51		$0.85		$0.51

EARNINGS PER SHARE — DILUTED	$0.82		$0.49		$0.82		$0.49

WEIGHTED AVERAGE SHARES OUTSTANDING	18,606		18,187		18,606		18,187

WEIGHTED AVERAGE SHARES OUTSTANDING WITH COMMON STOCK EQUIVALENTS	19,278		18,972		19,278		18,972
SUPPLEMENTAL SALES DATA

	Quarter Period				Year to Date
Market Classification	2006	%	2005	%	2006	%	2005	%
Do-It-Yourself/Retail	$214,130	32%	$178,474	33%	$214,130	32%	$178,474	33%
Site-Built Construction	210,229	32%	150,955	28%	210,229	32%	150,955	28%
Manufactured Housing	104,779	16%	95,494	18%	104,779	16%	95,494	18%
Industrial	136,471	20%	112,237	21%	136,471	20%	112,237	21%

Total	$665,609	100%	$537,160	100%	$665,609	100%	$537,160	100%

UNIVERSAL FOREST PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
MARCH 2006/2005

(In thousands)	2006	2005
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$39,608	$28,396
Accounts receivable	199,508	179,954
Inventories	279,577	286,835
Other current assets	21,448	15,429

TOTAL CURRENT ASSETS	540,141	510,614

OTHER ASSETS	8,083	8,303
INTANGIBLE ASSETS, NET	141,566	131,108

PROPERTY, PLANT AND EQUIPMENT, NET	225,179	218,369

TOTAL ASSETS	$914,969	$868,394

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$223,748	$188,786
Current portion of long-term debt and capital leases	461	21,910

TOTAL CURRENT LIABILITIES	224,209	210,696

LONG-TERM DEBT AND CAPITAL LEASES, less current portion	204,010	251,806
OTHER LIABILITIES	32,303	36,515

SHAREHOLDERS’ EQUITY	454,447	369,377

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$914,969	$868,394

UNIVERSAL FOREST PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE MONTHS ENDED
MARCH 2006/2005

(In thousands)	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$15,866	$9,229
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation	8,279	7,345
Amortization of intangibles	1,311	601
Expense associated with share-based compensation arrangements	215	—
Expense associated with stock grant plans	160	163
Deferred income taxes	(88)	19
Minority interest	790	36
Gain on sale of property, plant and equipment	(1)	(1,131)
Changes in:
Accounts receivable	(14,276)	(28,643)
Inventories	(25,800)	(73,913)
Accounts payable	23,927	36,108
Accrued liabilities and other	(4,860)	(6,323)
Tax benefits from share-based compensation arrangements	(1,419)

NET CASH FROM OPERATING ACTIVITIES	4,104	(56,509)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(8,186)	(10,604)
Acquisitions, net of cash received	(2,052)	—
Proceeds from sale of property, plant and equipment	225	2,295
Collection of notes receivable	1,542	—
Insurance proceeds	(1)	—
Other, net	(54)	366

NET CASH FROM INVESTING ACTIVITIES	(8,526)	(7,943)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under revolving credit facilities	(5,020)	66,713
Repayment of long-term debt	(15)	(138)
Proceeds from issuance of common stock	1,945	1,462
Distributions to minority shareholders	(509)	(536)
Repurchase of common stock	—	73
Tax benefits from share-based compensation arrangements	1,419	—
Other, net	(5)	—

NET CASH FROM FINANCING ACTIVITIES	(2,185)	67,574

NET CHANGE IN CASH AND CASH EQUIVALENTS	(6,607)	3,122

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	46,215	25,274

CASH AND CASH EQUIVALENTS, END OF PERIOD	$39,608	$28,396